As filed with the Securities and Exchange Commission on July 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

______________________

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0915291
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway

Suite 901E
Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)
2021 Equity Inducement Plan

(Full Title of the Plans)

Thomas Andrew Crockett

Chief Executive Officer

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway

Suite 901E
Cambridge, MA 02142

(Name and Address of Agent For Service)

(857) 999-0075

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Michael S. Pilo, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for future issuance pursuant to:
- the 2021 Equity Inducement Plan	350,000(2)	$22.86(3)	$8,001,000	$873
Total	350,000		$8,001,000	$873
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares of common stock authorized to be issued under the Registrant’s 2021 Equity Inducement Plan (the “2021 Equity Inducement Plan”).
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported by the Nasdaq Global Market on July 7, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the Commission on July 13, 2021;
(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (registration number 001-36830) filed with the Commission on February 2, 2015 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation.	8-K	001-36830	3.1	April 16, 2015

4.2	Certificate of Amendment to the Restated Certificate of Incorporation.	8-K	001-36830	3.1	November 23, 2016

4.3	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation.	8-K	001-36830	3.2	November 23, 2016

4.4	Amended and Restated Bylaws.	8-K	001-36830	3.1	June 30, 2021

4.5	Form of Common Stock Certificate.	S-1/A	333-201278	4.2	January 23, 2015

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	2017 Equity Incentive Plan.	DEF 14A	001-36830	Appendix A	March 2, 2017

99.2	2017 Employee Stock Purchase Plan.	DEF 14A	001-36830	Appendix B	March 2, 2017

99.3	Forms of Equity Award Agreements under the 2017 Equity Incentive Plan.	8-K	001-36830	99.1	June 29, 2018

99.4	Enrollment/Change Form under the 2017 Employee Stock Purchase Plan.	S-8	333-237059	99.4	March 10, 2020

99.5	2021 Equity Inducement Plan and forms of agreement.	10-K	001-36830	10.21	July 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on July 13, 2021.

KALVISTA PHARMACEUTICALS, INC.

By:  /s/ T. Andrew Crockett

T. Andrew Crockett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Andrew Crockett and Benjamin L. Palleiko, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ T. Andrew Crockett T. Andrew Crockett	Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2021
/s/ Benjamin L. Palleiko Benjamin L. Palleiko	Chief Business Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2021
/s/ Albert Cha, M.D., Ph.D. Albert Cha, M.D., Ph.D.	Director	July 13, 2021
/s/ Martin Edwards, M.D. Martin Edwards, M.D.	Director	July 13, 2021

/s/ Brian J. G. Pereira, M.D. Brian J. G. Pereira, M.D.	Director	July 13, 2021
/s/ Daniel B. Soland Daniel B. Soland	Director	July 13, 2021
/s/ Nancy Stuart Nancy Stuart	Director	July 13, 2021
/s/ Edward W. Unkart Edward W. Unkart	Director	July 13, 2021